 Exhibit 10.11

AMENDMENT NO. 1
TO
CONVERTIBLE PROMISSORY NOTE

This Amendment No. 1 to the Convertible Promissory Note (this "Amendment") is executed as of December 20, 2010, by Sanomedics International Holdings, Inc., a Delaware corporation (the “Maker”); and Craig Sizer, a director and officer of Maker ("Holder") to amend the Convertible Promissory Note dated June 30, 2010 of the Maker in favor of the Holder (the "Note").

The Maker and the Holder desire to amend the Note and further agree as follows:

1.           Capitalized Terms.   Except as expressly provided in this Amendment, all capitalized terms used in this Amendment have meanings ascribed to them in the Note and those definitions are incorporated by reference into this Note.

2.           Section 4(a) of the Note shall be deleted and the following shall be substituted therefor:

“(a)           Prepayment Conversion.  Notwithstanding anything contained in this Note to the contrary, Holder of this Note is entitled, at his option, at any time after the issuance of this Note, to convert all or any lesser portion of the Principal Amount and accrued but unpaid interest into common stock of the Maker (“Common Stock”) at a conversion price for each share of Common Stock of $0.50 (the “Conversion Price”) (The Common stock into which the Note is converted shall be referred to in this agreement as “Conversion Shares”).  The Maker will not be obligated to issue fractional Conversion Shares.   The Holder may convert this Note into Common Stock, in part or in full, by providing the Maker the form of conversion notice attached to the Note as Exhibit A, executed by the Holder of the Note evidencing such Holder’s intention to convert the Note.  "

3.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as the signatories.

4.           Third Parties.     Except as specifically set forth or referred to herein, nothing herein express of implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted successors or assigns, any claims, rights, remedies under or by reason of this Amendment.

5.           Governing Law.  This Amendment shall be governed and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such State and the federal laws of the United States of America, without regard to the conflict of laws rules thereof.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

Sanomedics International Holdings, Inc.,

By: /s/ Keith Houlihan
Name: Keith Houlihan
Title: President and by resolution of the members of the Board of Directors

/s/ Craig Sizer
Craig Sizer

Schedule to Exhibit 10.11

This form of Amendment No. 1 to Convertible Promissory Note was used to evidence the following additional obligations of the Company:

Date	Principal Note Amount	Payee

June 30, 2010	$239,994.00	Keith Houlihan

September 30, 2010	$181,000.00	CLSS Holdings, LLC